Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-210146, No. 333-217062, No. 333-237571, No. 333-223892, No. 333-255799, and No. 333-262722) and Form S-8 (No. 333-201534, No. 333-148619, No. 333-131767, No. 333-83872, No. 333-227017, and No. 333-259922) of Crestwood Equity Partners LP of our report dated August 25, 2022 relating to the financial statements of Oasis Midstream Partners LP, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 2, 2022